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                                POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint J. Kendall Huber, Joseph W. MacDougall, Jr., John J. Danello and Sheila B. St. Hilaire, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in any and all capacities, any and all Registration Statements and all amendments thereto, including post-effective amendments, with respect to the Separate Accounts supporting variable life and variable annuity contracts issued by Allmerica Financial Life Insurance and Annuity Company, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with any other regulatory agency or state authority that may so require, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. Witness our hands on the date set forth below.

SIGNATURE                                  TITLE                                            DATE
---------                                  -----                                            ----
/s/ Bruce C. Anderson                      Director and Vice President                   01/06/2003
-----------------------------------
Bruce C. Anderson

/s/ J. Kendal Huber                        Director, Vice President and                  01/06/2003
------------------------------------       General Counsel
J. Kendall Huber

/s/ Mark A. Hug                            Director, President and                       01/06/2003
------------------------------------       Chief Executive Officer
Mark A. Hug

/s/ John P. Kavanaugh                      Director, Vice President and                  01/06/2003
------------------------------------       Chief Investment Officer
John P. Kavanaugh

/s/ Edward J. Parry, III                   Director, Vice President and                  01/06/2003
------------------------------------       Chief Financial Officer
Edward J. Parry, III
                                                                                         01/06/2003
/s/ Robert P. Restrepo, Jr.                 Director
------------------------------------
Robert P. Restrepo, Jr.

/s/ Gregory D. Tranter                     Director, Vice President and                  01/06/2003
------------------------------------       Chief Information Officer
Gregory D. Tranter